Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement (No. 333- ____) on Form S-8 of our report dated March 20, 2025, relating to our audit of the consolidated financial statements appearing in the Annual Report on Form 10-K of 22nd Century Group, Inc. for the year ended December 31, 2024.

/s/ FREED MAXICK, P.C

Buffalo, NY

August 15, 2025